Exhibit 99.1

FOR IMMEDIATE RELEASE

MARPAI reports First QUARTER 2025 financial results

Marpai’s turnaround momentum is building.

Tampa, May 14, 2025, Marpai, Inc. (“Marpai” or the “Company”) (OTCQX: MRAI), a leader in innovative healthcare technology and Third-Party Administration (TPA) services, announced financial results for the first quarter of 2025. The Company expects to hold a webcast to discuss the results on May 15, 2025.

Marpai CEO Damien Lamendola commented, “Our consistent double-digit success in cutting operating expenses and improving our bottom line signals what we believe is a critical inflection point for the Company. Looking ahead to the second quarter, we are focused on completing several key initiatives, including the launch of our Healthcare Management tool with Empara, LLC (“Empara”), exciting advancements with MarpaiRx, and the onboarding of our new Chief Operating Officer, Dallas Scrip. Our unwavering goal is to achieve profitability and positive cash flow by the end of 2025.”

Q1 2025 Financial Highlights:

●	Net revenues were approximately $5.4 million for the three months ended March 31, 2025, down $2.0 million, or 27% lower year over year, compared to the three months ended March 31, 2024.

●	Operating expenses were $7.7 million for the three months ended March 31, 2025, down $3.8 million, or 33% lower year over year, compared to the three months ended March 31, 2024.

●	Operating loss was $2.3 million for the three months ended March 31, 2025, lower by $1.8 million, or 45% lower year over year, compared to the three months ended March 31, 2024.

●	Net loss was $3.1 million for the three months ended March 31, 2025, lower by $1.3 million, or 29% lower year over year, compared to the three months ended March 31, 2024.

●	Basic and diluted earnings per share were ($0.21) for the three months ended March 31, 2025, an improvement of $0.25 per share year over year, compared to the three months ended March 31, 2024.

●	The Company had $0.7 million in unrestricted cash on hand at the end of three months ended March 31, 2025, down $0.1 million from the three months ended March 31, 2024.

Webcast and Conference Call Information

Marpai expects to host a conference call and webcast on Thursday, May 15, 2025, at 8:30 a.m. ET to review the Company’s operational and financial highlights for its first quarter ended March 31, 2025.

Investors interested in listening to the conference call may do so by dialing (800)-836-8184 for domestic callers or +1-646-357-8785 for international callers, or via webcast: https://app.webinar.net/e6RGaxOgz3n

About Marpai, Inc.

Marpai, Inc. (OTCQX: MRAI) is a technology platform company which operates subsidiaries that provide TPA and value-oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA sector serving self-funded employer health plans representing over $1 trillion in annual claims. Through its Marpai Saves initiative, the Company works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release. Investors are invited to visit https://www.ir.marpaihealth.com.

Investor Relations contact:

Steve Johnson

steve.johnson@marpaihealth.com

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “can,” “could”, “will”, “potential”, “should,” “goal” and variations of these words or similar expressions. For example, the Company is using forward-looking statements when it discusses that it continues to make strong progress with its turnaround efforts, that improvements in its operating expenses and bottom line signals a critical inflection point for the Company, quarter, that it expects to complete several key initiatives, including the launch of its Healthcare Management tool with Empara and advancements with MarpaiRx, and that its goal remains profitability and positive cash flow by the end of 2025. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai’s current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai’s filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

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MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share and per share data)

(Unaudited)

	March 31, 2025	December 31, 2024

ASSETS:
Current assets:
Cash and cash equivalents	$729	$764
Restricted cash	10,780	8,468
Accounts receivable, net of allowance for credit losses of $1 and $1 as of March 31, 2025 and Dec 31, 2024	368	837
Unbilled receivables	374	569
Due from buyer for sale of business unit	—	500
Prepaid expenses and other current assets	615	759
Total current assets	12,866	11,897

Capitalized software, net	334	441
Operating lease right-of-use assets	281	296
Security deposits	229	229
Other long-term asset	8	15
Total assets	$13,718	$12,878
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,736	$3,109
Accrued expenses	1,906	2,585
Accrued fiduciary obligations	8,227	6,308
Deferred revenue	806	625
Current portion of operating lease liabilities	248	244
Current portion of convertible debentures, net	3,037	3,106
Other short-term liabilities	2,834	3,005
Total current liabilities	19,794	18,982

Other long-term liabilities	15,329	14,891
Convertible debentures, net of current portion	8,069	5,921
Operating lease liabilities, net of current portion	730	793
Total liabilities	43,922	40,587
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value, 227,791,050 shares authorized; 14,896,686 shares and 14,237,176 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	71,698	71,124
Accumulated deficit	(101,903)	(98,834)
Total stockholders’ deficit	(30,204)	(27,709)
Total liabilities and stockholders’ deficit	$13,718	$12,878

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Revenue	$5,418	$7,385
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	3,484	4,871
General and administrative	2,283	3,421
Information technology	1,390	1,124
Sales and marketing	245	602
Research and development	7	7
Depreciation and amortization	107	951
Facilities	152	474
Total costs and expenses	7,668	11,450
Operating loss	(2,250)	(4,065)
Other income (expenses)
Other income	—	120
Interest expense, net	(819)	(398)
Foreign exchange loss	—	(3)
Loss before provision for income taxes	(3,069)	(4,346)
Income tax expense	—	—
Net loss	$(3,069)	$(4,346)
Net loss per share, basic & fully diluted	$(0.21)	$(0.46)
Weighted average common shares outstanding, basic and diluted	14,770,867	9,405,775

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net loss	$(3,069)	$(4,346)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	107	951
Share-based compensation	574	561
Amortization of right-of-use asset	15	62
Non-cash interest expense	463	423
Amortization of debt premium and debt issuance costs	(9)	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	664	800
Prepaid expense and other assets	151	(99)
Accounts payable	(373)	(825)
Accrued expenses	(679)	215
Accrued fiduciary obligations	1,919	(2,063)
Operating lease liabilities	(59)	(126)
Other liabilities	181	862
Net cash used in operating activities	(115)	(3,585)
Cash flows from investing activities:
Proceeds from sale of business unit	500	—
Net cash provided by investing activities	500	—
Cash flows from financing activities:
Proceeds from sale of future cash receipts on accounts receivable	—	1,509
Proceeds from issuance of convertible debentures	3,000	—
Payments of debt issuance costs	(162)	—
Payments to buyer of receivables	—	(57)
Payments on convertible debentures	(750)	—
Payments to seller for acquisition	(196)	(474)
Proceeds from issuance of common stock in a private offering, net	—	2,727
Net cash provided by financing activities	1,892	3,705

Net increase in cash, cash equivalents and restricted cash	2,277	120

Cash, cash equivalents and restricted cash at beginning of period	9,232	13,492
Cash, cash equivalents and restricted cash at end of period	$11,509	$13,612

Reconciliation of cash, cash equivalents, and restricted cash reported in the condensed consolidated balance sheet
Cash and cash equivalents	$729	$851
Restricted cash	10,780	12,761
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statement of cash flows	$11,509	$13,612
Supplemental disclosure of cash flow information
Cash paid for interest	$403	$—

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